Exhibit 99.4

Letter to Clients

POPULAR, INC.

Offer to Exchange

Common Stock for any and all of the issued and outstanding

6.375% Non-cumulative Monthly Income Preferred Stock, Series A of

Popular, Inc. (“Series A Preferred Stock”)

(CUSIP: 733174304), and

8.25% Non-cumulative Monthly Income Preferred Stock, Series B of

Popular, Inc. (“Series B Preferred Stock”)

(CUSIP: 733174403)

and

any and all of the issued and outstanding (subject to proration as described below)

8.327% Trust Preferred Securities of BanPonce Trust I (the “8.327% Trust Preferred Securities”)

(CUSIP: 066915AA7),

6.564% Trust Preferred Securities of Popular North America Capital Trust I (the “6.564% Trust Preferred

Securities”) (CUSIP: 733186AA8),

6.70% Cumulative Monthly Income Trust Preferred Securities of Popular Capital Trust I (the “6.70% Trust

Preferred Securities”) (CUSIP: 73317W203), and

6.125% Cumulative Monthly Income Trust Preferred Securities of Popular Capital Trust II (the “6.125%

Trust Preferred Securities”) (CUSIP: 73317H206)

The exchange offer will expire at 11:59 P.M. New York City time, on July 28, 2009, unless Popular, Inc. extends the exchange offer. Tendered shares of Preferred Stock or Trust Preferred Securities may be withdrawn at any time prior to the expiration date (such date and time, as it may be extended, the “expiration date”).

June 29, 2009

To Our Clients:

Enclosed for your consideration is the preliminary prospectus, dated June 29, 2009 (the “Prospectus”), the Consent Solicitation Statement (the “Consent Solicitation Statement”) and the accompanying letters of transmittal, relating to the offer of Popular, Inc. (the “Company”) to exchange its outstanding shares of Series A Preferred Stock and its outstanding shares of Series B Preferred Stock, (collectively with the Series A Preferred Stock, the “Preferred Stock”) (the “Preferred Stock Exchange Offer”), and any and all of the issued and outstanding (subject to proration) 8.327% Trust Preferred Securities, 6.564% Trust Preferred Securities, 6.70% Trust Preferred Securities and 6.125% Trust Preferred Securities (collectively, with the 8.327% Trust Preferred Securities, 6.564% Trust Preferred Securities and the 6.70% Trust Preferred Securities, the “Trust Preferred Securities”) (the “Trust Preferred Securities Exchange Offer”), in each case for shares of its common stock, par value $0.01 per share (“Common Stock”). We refer to the Preferred Stock Exchange Offer and the Trust Preferred Securities Exchange Offer together as the “Exchange Offer”. All capitalized terms used herein and not defined herein have the meaning ascribed to them in the Prospectus.

In addition to the Exchange Offer, the Company is seeking the consent of holders of shares of its Series A Preferred Stock and its Series B Preferred Stock, each acting as a separate class (the “Preferred Stock Consent”), to issue to the U.S. Treasury, as the holder of its shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), shares of preferred stock that will be senior (the “Senior Preferred Stock”) to the shares of Preferred Stock, either in exchange for shares of the Series C Preferred Stock, by redesignating the Series C Preferred Stock as Senior Preferred Stock, or in another transaction in which the shares of Series C Preferred Stock are cancelled and new shares of Senior Preferred Stock are issued (collectively, the “Series C Preferred Stock Exchange”). In order for shares of Preferred Stock to be validly tendered, the Company is requiring holders of shares of Preferred Stock that participate in the Preferred Stock Exchange Offer to grant their consent to such modifications or, if they did not hold their shares of Preferred Stock on June 26, 2009 (the “Preferred Stock Record Date”), to provide a Tender Certification to that effect. See “—Purpose and Background of the Transactions—Preferred Stock Consent” in the Prospectus.

Upon the terms and subject to the conditions described in the Prospectus and the accompanying letters of transmittal, the Company will issue no more than 390,000,000 shares of our Common Stock in the Exchange Offer. If the aggregate liquidation preference of all shares of Preferred Stock and the aggregate liquidation amount of all Trust Preferred Securities tendered in the Exchange Offer would result in the issuance, upon consummation of the Exchange Offer, of a number of shares of our Common Stock in excess of 390,000,000 shares, the Company will accept for tender only that number of Trust Preferred Securities of each series in accordance with the Acceptance Priority Levels set forth in the Prospectus that will ensure that not more than 390,000,000 shares of the Company’s Common Stock are issued in the Exchange Offer. Even if all shares of Preferred Stock and all Trust Preferred Securities with Acceptance Priority Level 1 (the 8.327% Trust Preferred Securities and the 6.564% Trust Preferred Securities) are tendered for exchange, all Trust Preferred Securities with Acceptance Priority Level 1 that are validly tendered will be accepted for exchange, without prorationing. However, the Company may have to reduce (on a prorated basis) the number of Trust Preferred Securities of Acceptance Priority Level 2 (the 6.70% Trust Preferred Securities and the 6.125% Trust Preferred Securities) that it accepts in the Exchange Offer to remain within this limit. The Company will not reduce the number of shares of Preferred Stock that it accept in the Exchange Offer. Depending on the number of shares of Preferred Stock and Trust Preferred Securities tendered in the Exchange Offer and the exchange ratio determined as described in the Prospectus, the Company may have to prorate the 6.70% Trust Preferred Securities and the 6.125% Trust Preferred Securities in the Exchange Offer to remain within the 390,000,000 share limit.

Any Trust Preferred Securities not accepted for exchange as a result of proration will be returned to tendering holders promptly after the final proration factor for each series is determined. Accordingly, the Company requests instructions from you as to whether you wish us to tender on your behalf the shares of Preferred Stock or the Trust Preferred Securities held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and letters of transmittal.

The Company will not issue fractional shares of its Common Stock in the Exchange Offer. Instead, the number of shares of Common Stock received by each holder whose share of Preferred Stock or Trust Preferred Securities are accepted for exchange in the Exchange Offer will be rounded down.

We are the holder of the Preferred Stock or the Trust Preferred Securities held for your account. A tender of such Preferred Stock or Trust Preferred Securities can be made only by us as the holder pursuant to your instructions. The enclosed specimen letters of transmittal is furnished to you and for your information only and cannot be used by you to tender shares of Preferred Stock or Trust Preferred Securities held by us for your account.

Your attention is directed to the following:

1.	Upon the terms and subject to the conditions described in the Prospectus and the Letters of Transmittal, the Company will issue no more than 390,000,000 shares of our Common Stock in the Exchange Offer. Depending on the number of shares of Preferred Stock and Trust Preferred Securities tendered in the Exchange Offer and the exchange ratio determined as described in the Prospectus, the Company may have to prorate the 6.70% Trust Preferred Securities and the 6.125% Trust Preferred Securities in the Exchange Offer to remain within this limit.

2.	The Consent Solicitation Statement.

3.	The Exchange Offer is subject to conditions set forth in the section of the Prospectus entitled “The Exchange Offer—Conditions of the Exchange Offer.”

4.	Any transfer taxes incident to the transfer of the Preferred Stock or the Trust Preferred Securities from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letters of Transmittal and the section of the Prospectus entitled “The Exchange Offer—Transfer Taxes.”

5.	The exchange offer expires at 11:59 P.M., New York City time, on July 28, 2009, unless extended by the Company.

If you wish to tender your shares of Preferred Stock or Trust Preferred Securities or deliver a consent pursuant to the Preferred Stock Consent, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Such instruction form should be returned to us as promptly as possible in order to permit sufficient time to allow us to make a tender on your behalf in accordance with the provisions of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE PREFERRED STOCK EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Popular, Inc. with respect to its Preferred Stock.

This will instruct you to tender the Preferred Stock held by you for the account of the undersigned, and to deliver the related consent, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐	Please tender the Preferred Stock and deliver the related consent held by you for my account as indicated below:

Aggregate Liquidation Preference of Preferred Stock

6.375% Non-cumulative Monthly Income Preferred Stock, Series A: $

8.25% Non-cumulative Monthly Income Preferred Stock, Series B: $

☐	Please do not tender any Preferred Stock held by you for my account.

☐	Please deliver a consent pursuant to the Preferred Stock Consent, but do not tender my shares for exchange. I understand that shares of Preferred Stock corresponding to my consent will be deposited with the applicable exchange agent for duration of the exchange offer.

Dated:                         ,

SIGN HERE

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the shares of Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Preferred Stock held by us for your account.

INSTRUCTIONS WITH RESPECT TO THE TRUST PREFERRED SECURITIES EXCHANGE OFFER

This will instruct you to tender the Trust Preferred Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐	Please tender the Trust Preferred Securities held by you for my account as indicated below:

Aggregate Liquidation Amount

of Trust Preferred Securities

8.327% Trust Preferred Securities of BanPonce Trust I: $

6.564% Trust Preferred Securities of Popular North America Capital Trust I: $

6.70% Cumulative Monthly Income Trust Preferred Securities of Popular Capital Trust I: $

6.125% Cumulative Monthly Income Trust Preferred Securities of Popular Capital Trust II $

☐	Please do not tender any Trust Preferred Securities held by you for my account.

Dated:                     ,

SIGN HERE

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Trust Preferred Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Trust Preferred Securities held by us for your account.

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